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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): APRIL 1, 2002
                         Commission File Number: 0-29911


                           CALDERA INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                  DELAWARE                             87-0617393
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       (State or other jurisdiction of                (IRS Employer
       incorporation or organization)              Identification No.)


        355 SOUTH 520 WEST, SUITE 100
                LINDON, UTAH                              84042
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  (Address of Principal Executive Offices)             (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                                 (801) 765-4999


                                      N/A
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(Former name, former address, and formal fiscal year, if changed since last report)


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                              ITEM 5. OTHER EVENTS
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Caldera International, Inc. issued the following press release on April 1, 2002.

                CALDERA INTERNATIONAL, INC. AND TARANTELLA, INC.
                  AGREE ON EARLY REDEMPTION OF PROMISSORY NOTE
                              AND STOCK REPURCHASE

         LINDON, Utah--April 1, 2002--Caldera International, Inc. (Nasdaq:
CALDD) today announced it has completed an agreement with Tarantella, Inc. (Nasdaq: TTLA) involving the early redemption of a note currently held by Tarantella. Additionally, Caldera agreed to the buyout of licenses for products bundled in older releases of The Santa Cruz Operation, Inc.' s (SCO's) software, and the buyback of 500,000 shares of Caldera stock, currently owned by Tarantella.

         This agreement accelerates certain elements of last year's transaction in which Caldera purchased assets and certain operations from Tarantella, Inc., then known as The Santa Cruz Operation. The details of the current arrangement are:

         Caldera has agreed to a $5 million early redemption of their promissory note, which was payable in four quarterly installments of $2 million each.

         Caldera also purchased a paid-up license to continue bundling the Tarantella products VisionFS, TermLite and Webtop, which were bundled in SCO OpenServer and UNIXWare products prior to closure of last year's transaction.

         Caldera will purchase 500,000 shares of Caldera stock from Tarantella for $555,100.

CALDERA INTERNATIONAL, INC.

         Caldera International (Nasdaq: CALDD) provides "Powerful Choices" for businesses through its UNIX, Linux and Volution product lines and services. Based in Lindon, UT, Caldera has representation in 82 countries and 16,000+ resellers worldwide. Caldera Global Services provides reliable localized support and services to partners and customers. For more information on Caldera products and services, visit http://www.caldera.com.

         Caldera, the Caldera logos, Caldera Volution, OpenLinux, SCO and the associated SCO logo, and SCO OpenServer are trademarks or registered trademarks of Caldera International, Inc. in the U.S. and other countries. Caldera Global Services is a service mark of Caldera International, Inc. UNIX is a registered trademark of The Open Group in the United States and other countries. Linux is a registered trademark of Linus Torvalds. All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

FORWARD LOOKING STATEMENTS

         The statements set forth above include forward-looking statements that involve risks and uncertainties. The Company wishes to advise readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the ability of the Company to successfully meet its revenue projections, which are based in part, on the


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continued acceptance in the marketplace of the historical products of the acquired operations; the ability of the Company to develop and successfully introduce products integrating its products and services with those historically offered by the recently acquired operations; the ability of the Company to continue to manage its cost reductions without adversely affecting customer service and employee productivity; the ability of recently introduced and new products to operate as designed, including compatibility with various platforms in the absence of other defects; the Company's reliance on developers in the open source community; new and changing technologies and customer acceptance of those technologies; the Company's ability to compete effectively with other companies; failure of our brand to achieve the broad recognition necessary to succeed; unenforceability of the GNU general public license and other Open Source licenses; our reliance on third party developers of components of our software offerings; claims of infringement of third-party intellectual property rights; and disruption in the Company's distribution sales channel. These and other factors, which could cause actual results to differ materially, are discussed in more detail in the Company's filings with the Securities and Exchange Commission.


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                                   SIGNATURES
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         Pursuant to the requirements of Section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 1, 2002                     CALDERA INTERNATIONAL, INC.


                                          By /s/ Robert K. Bench
                                             ---------------------------
                                               Robert K. Bench
                                               (Chief Financial Officer
                                               Principal Financial and
                                               Accounting Officer)


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